      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 9, 1998

                                                        REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            -------------------------

                                REMEDYTEMP, INC.
             (Exact name of Registrant as specified in its charter)
                             32122 CAMINO CAPISTRANO
                      SAN JUAN CAPISTRANO, CALIFORNIA 92675
                                 (714) 661-1211
                    (Address of Principal Executive Offices)

           CALIFORNIA                                            95-2890471
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                      AMENDED AND RESTATED REMEDYTEMP, INC.
                            1996 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                            -------------------------

             ALAN M. PURDY                             BRIAN W. COPPLE, ESQ.
        CHIEF FINANCIAL OFFICER                     GIBSON, DUNN & CRUTCHER LLP
        32122 CAMINO CAPISTRANO                      4 PARK PLAZA, SUITE 1800
   SAN JUAN CAPISTRANO, CALIFORNIA 92675           IRVINE, CALIFORNIA 92614-8557
            (714) 661-1211                                 (714) 451-3874
       (Name, address, zip code,                     (Name, address, zip code,
         and telephone number,                         and telephone number,
       including area code, of                         including area code, of
          agent for service)                             agent for service)

                            -------------------------

                         CALCULATION OF REGISTRATION FEE
================================================================================

                                                                  PROPOSED
                                                  PROPOSED         MAXIMUM
        TITLE OF                                   MAXIMUM        AGGREGATE       AMOUNT OF
    SECURITIES TO BE            AMOUNT TO BE    OFFERING PRICE    OFFERING       REGISTRATION
       REGISTERED                REGISTERED       PER SHARE(1)    PRICE(1)            FEE
--------------------------       ----------       --------       ----------       ----------
Class A Common Stock,
par value $0.01 per share           325,000       $24.6875       $8,023,438       $    2,367

================================================================================

(1) Estimated solely for purposes of determining the registration fee pursuant to Rule 457(h) and Rule 457(c) based on the average of the high and low prices for the Class A Common Stock of RemedyTemp, Inc. as reported on March 3, 1998, on the Nasdaq National Market.

--------------------------------------------------------------------------------

                                  INTRODUCTION

        This Registration Statement on Form S-8 is filed by RemedyTemp, Inc. (the "Company") relating to an additional 325,000 shares of the Company's Class A Common Stock, par value $0.01 per share (the "Common Stock"), issuable to officers, directors, key employees and consultants of the Company upon exercise of stock options or pursuant to certain other awards granted under the Amended and Restated RemedyTemp, Inc. 1996 Stock Incentive Plan (the "Plan"), amended effective February 18, 1998 to increase to 1,225,000 the number of shares that may be issued pursuant to awards under the Plan, and consists of only those items required by General Instruction E to Form S-8.

            INCORPORATION OF PREVIOUSLY FILED REGISTRATION STATEMENT

        Pursuant to General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 (Registration No. 333-11307), filed with the Securities and Exchange Commission on September 3, 1996, are incorporated herein by reference and made a part hereof.

        For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constituted a part of this Registration Statement.

ITEM 8.  EXHIBITS.

   4.1   Specimen Stock Certificate*

   4.2   Shareholder Rights Agreement*

   4.3   Amended and Restated Articles of Incorporation of the Company**

   4.4   Amended and Restated Bylaws of the Company

   4.5   Amended and Restated RemedyTemp, Inc. 1996 Stock Incentive Plan

   5 Opinion of Gibson, Dunn & Crutcher LLP as to the legality of the securities being registered

   23.1  Consent of Price Waterhouse LLP, independent accountants

   23.2  Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5 hereto)

   24    Power of Attorney (contained on signature page hereto)

   * Incorporated by reference to the exhibit of the same number to the Company's Registration Statement on Form S-1 (Reg. No. 333-4276), as amended.

   ** Incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 (Reg. No. 333-4276), as amended.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Juan Capistrano, State of California, on March 6, 1998.

                                            REMEDYTEMP, INC.

                                            By:    /s/  Paul W. Mikos
                                                   -----------------------------
                                                   Paul W. Mikos
                                                   President and
                                                   Chief Executive Officer

                                POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Paul
W. Mikos and Alan M. Purdy his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              NAME                         TITLE                       DATE

        /s/ Paul W. Mikos       Director, President and Chief      March 6, 1998
------------------------------  Executive Officer (Principal
          Paul W. Mikos         Executive Officer)


        /s/ Alan M. Purdy       Chief Financial Officer            March 6, 1998
------------------------------  (Principal Financial Officer
          Alan M. Purdy         and Principal Accounting
                                Officer)


  /s/ Robert E. McDonough, Sr.  Director, Chairman of the Board    March 6, 1998
------------------------------
    Robert E. McDonough, Sr.


    /s/ Susan McDonough Mikos   Director, Secretary                March 6, 1998
------------------------------
      Susan McDonough Mikos


     /s/ William D. Cvengros    Director                           March 6, 1998
------------------------------
       William D. Cvengros


        /s/ James L. Doti       Director                           March 6, 1998
------------------------------
          James L. Doti


      /s/ Robert A. Elliott     Director                           March 6, 1998
------------------------------
        Robert A. Elliott


       /s/ John B. Zaepfel      Director                           March 6, 1998
------------------------------
         John B. Zaepfel

                                INDEX TO EXHIBITS

Exhibit No. Description

    4.1     Specimen Stock Certificate                                      *

    4.2     Shareholder Rights Agreement                                    *

    4.3     Amended and Restated Articles of Incorporation                 **

    4.4     Amended and Restated Bylaws

    4.5     Amended and Restated RemedyTemp, Inc. 1996 Stock
            Incentive Plan

     5 Opinion of Gibson, Dunn & Crutcher LLP as to the legality of the securities being registered

   23.1     Consent of Price Waterhouse LLP, independent accountants

   23.2     Consent of Gibson, Dunn & Crutcher LLP (contained in
            Exhibit 5 hereto)

    24      Power of Attorney (contained on signature page hereof)


* Incorporated by reference to the exhibit of the same number to the Company's Registration Statement on Form S-1 (Reg. No. 333-4276), as amended.

** Incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 (Reg. No. 333-4276), as amended.



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